Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD THIRD QUARTER 2015 RESULTS

REPORTS FIRST $1 BILLION NET SALES QUARTER

INCREASES GROWTH & EARNINGS EXPECTATIONS FOR 2015

•	Total Net Sales Increased 17%; Adjusted Constant Currency Net Sales Increased 20%

•	Adjusted Organic Constant Currency Net Sales Increased 11%

•	Adjusted Total Operating Income Increased 25%, Reflecting Continued Operating Margin Expansion

•	Adjusted Diluted Earnings per Share of $0.33, Excluding China Joint Venture Investments

•	Increasing FY 2015 Adjusted Diluted Earnings Per Share Guidance to $1.17 to $1.18 and Constant Currency Guidance to $1.22 to $1.23, Excluding China Joint Venture Investments

•	Reiterating expectation of approximately 10% Organic Constant Currency Growth for FY 2015

DENVER, Colo. - November 9, 2015 - The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the third quarter ended September 30, 2015.

Financial Summary:	Three Months Ended September 30,
$ In millions, except EPS	2015	2014	% Change*

Total Net Sales
Reported	$1,004	$857	+17%
Adjusted	$1,005	$857	+17%
Adjusted Constant Currency	$1,029	$857	+20%
Adjusted Organic Constant Currency	$954	$857	+11%

Total Operating Income
Reported	$93	$73	+27%
Adjusted	$102	$82	+25%
Adjusted Constant Currency	$107	$82	+31%

Net Income
Reported	$50	$41	+22%
Adjusted	$57	$47	+22%
Adjusted, excluding China J.V.	$60	$49	+23%

Diluted Earnings per Share (EPS)
Reported	$0.29	$0.23	+27%
Adjusted	$0.31	$0.26	+20%
Adjusted, excluding China J.V.	$0.33	$0.27	+21%
Adjusted Constant Currency, excluding China J.V.	$0.35	$0.27	+28%

EBITDA
Adjusted	$135	$111	+22%
Adjusted, excluding China J.V.	$139	$114	+22%
Adjusted Constant Currency, excluding China J.V.	$145	$114	+27%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported third quarter 2015 adjusted diluted earnings per share of $0.33, excluding operating costs associated with its China joint venture. Including joint venture costs, WhiteWave reported third quarter 2015 adjusted diluted earnings per share of $0.31.

Adjusted net sales for third quarter 2015 were $1.0 billion, a 17 percent increase from net sales of $857 million in third quarter 2014. These strong results were driven by growth across all segments, as well as contributions from acquisitions. On a constant currency basis, adjusted net sales increased 20 percent in third quarter 2015 over the same period in 2014. Excluding acquisitions, adjusted organic constant currency net sales increased 11 percent in third quarter 2015 over the same period in 2014.

Adjusted operating income for third quarter 2015 increased 25 percent to $102 million, compared to $82 million in third quarter 2014. On a constant currency basis, adjusted operating income increased 31 percent in third quarter 2015 over the same period in 2014.

“Our strong growth momentum in the first half of the year accelerated in the third quarter, with 17 percent sales growth resulting in our first ever quarter of sales over a billion dollars,” said Gregg Engles, chairman and chief executive officer. “Our market leading brands and industry leading innovation continue to drive strong organic growth across our businesses resulting in 11 percent adjusted organic constant currency net sales growth in the quarter. We also continued to execute on our strategic initiatives by closing on our Vega and Wallaby acquisitions, and strategically modified our credit facility to support our continued growth plans. Our focus remains on changing the way the world eats for the better, while delivering outstanding growth in sales and profits to our investors.”

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of three platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy. In third quarter 2015, net sales for Americas Foods & Beverages were $723 million, an increase of 23 percent over third quarter 2014. Excluding acquisitions and the impact of currency translations, organic constant currency net sales in the segment increased 11 percent in third quarter 2015 driven by growth across these platforms. Growth in the segment continues to be driven largely by volumes, aided by some pricing benefits primarily within the Premium Dairy platform, and contributions from acquisitions. Adjusted operating income for Americas Foods & Beverages increased 31 percent to $89 million for third quarter 2015, compared to the same period in 2014. On a constant currency basis, adjusted operating income increased 37 percent in third quarter 2015 over third quarter 2014.

Americas Foods & Beverages Segment Summary
$ In millions	Three Months Ended September 30,
	2015	2014	% Change*
Reported Net Sales	$723	$588	+23%
Constant Currency Net Sales	$727	$588	+24%
Organic Constant Currency Net Sales	$652	$588	+11%

Reported Segment Operating Income	$83	$65	+26%
Adj. Segment Operating Income	$89	$68	+31%
Adj. Constant Currency Segment Op. Income	$93	$68	+37%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® dairy-free beverages and yogurts, So Delicious® dairy-free beverages, frozen desserts, and yogurts, and Vega® nutritional dairy-free powders and bars. Net sales for this platform increased 41 percent in third quarter 2015 compared to third quarter 2014. This growth was driven by the inclusion of So Delicious and two months of Vega’s results, along with strong organic volume growth across the platform. Excluding acquisitions, organic sales increased low double-digits on a constant currency basis. The plant-based categories in which WhiteWave participates continued to grow in third quarter 2015, as refrigerated nut-based beverages increased 11 percent, frozen desserts and novelties grew 23 percent, and yogurts increased 34 percent, driven by WhiteWave’s market leading positions in each of these categories.

Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands. Net sales for this platform increased 13 percent in third quarter 2015 compared to the prior year driven by strong organic volume growth. Excluding acquisitions, organic sales grew high single-digits, driven by strong growth in flavored and plant-based creamers and organic half and half. The refrigerated creamer category increased 5 percent in third quarter 2015, behind strong growth in WhiteWave’s diversified creamer portfolio.

Premium Dairy
The Premium Dairy platform includes Horizon Organic milk and dairy products, macaroni and cheese, and snacks, along with Wallaby® organic yogurts and organic kefir beverages. Net sales for this platform increased 18 percent in third quarter 2015 compared to third quarter 2014 driven by mid-teens organic growth and the inclusion of one month of Wallaby’s results. Organic sales were driven primarily by prior price increases in organic milk, as well as growth in other dairy products and center store products. Growth in the organic milk category increased 6 percent in third quarter 2015, driven by increased pricing. Horizon Organic continues to hold a leading market share position in the organic milk category.

AMERICAS FRESH FOODS SEGMENT
The Americas Fresh Foods segment consists of the Earthbound Farm® brand, which includes organic salads, fruits and vegetables. Adjusted net sales for the segment returned to growth, increasing 5 percent in third quarter 2015, after weather impacted supply availability in early 2015. Sales were driven by high single-digit growth in organic packaged salads and strong growth in frozen products, offset by a decline in fresh fruits. Adjusted operating income for the segment decreased 12 percent in third quarter 2015 as a result of lower cost absorption due to higher farming and other input costs related to short-term increases in crop inventories to ensure high customer service levels. Earthbound Farm continues to hold a leading market share position in the organic packaged salad category.

Americas Fresh Foods Segment Summary
$ In millions	Three Months Ended September 30,
	2015	2014	% Change*
Reported Net Sales	$147	$140	+4%
Adj. Net Sales	$147	$140	+5%

Reported Segment Operating Income	$12	$16	-24%
Adj. Segment Operating Income	$14	$16	-12%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of our Plant-based Foods and Beverages that are sold primarily under the Alpro® brand. Net sales in the segment increased 20 percent on a constant currency basis and 4 percent on a reported basis in third quarter 2015 compared to third quarter 2014. Sales growth continued to be driven by volume growth across the segment’s main European geographies, as well as robust growth across major product lines. Operating income increased 39 percent on a constant currency and reported basis for third quarter 2015.

Europe Foods & Beverages Segment Summary
$ In millions	Three Months Ended September 30,
	2015	2014	% Change*
Reported Net Sales	$135	$129	+4%
Constant Currency Net Sales	$155	$129	+20%

Reported Segment Operating Income	$19	$14	+39%
Constant Currency Segment Op. Income	$19	$14	+39%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

“We delivered another quarter of double-digit top and bottom line growth resulting from strong sales across our platforms. On an adjusted constant currency basis, we increased operating income by 31 percent driven by the benefit of our increased scale and 20 percent sales growth. This topline performance, coupled with continued margin expansion and a lower tax rate, drove third quarter adjusted earnings per share, before our China Joint Venture investments, of $0.33. This exceeded the high end of our guidance by 2 cents, with the lower tax rate contributing a penny,” said Kelly Haecker, executive vice president and chief financial officer. “We have also strengthened our balance sheet by increasing and extending our senior credit facilities. We enter the fourth quarter well positioned for continued strong sales and earnings growth.”

OTHER ITEMS
Senior Secured Credit Facilities Modification

On November 6, 2015, WhiteWave entered into a fourth amendment of its senior secured credit facilities to increase term loan borrowings by $520 million, extend maturity dates, reset amortization requirements, lower applicable interest rates and fees, and gain additional operational flexibility. WhiteWave utilized the incremental term loan proceeds to pay down outstanding borrowings under the revolving credit facility, net of transaction related expenses, which increased availability under the revolving credit facility by the same amount.

Wallaby Acquisition
WhiteWave completed the acquisition of Wallaby Yogurt Company, Inc. on August 31, 2015, for a purchase price of approximately $125 million in cash. Founded in 1994 and based in American Canyon, California, Wallaby is a leading manufacturer and distributor of organic dairy yogurt products that include Greek and Australian yogurts and Kefir beverages.

Vega Acquisition
WhiteWave completed the acquisition of Vega™ on August 1, 2015, for a purchase price of approximately US$550 million in cash. Based in Vancouver, British Columbia, Vega is a pioneer and leader in plant-based nutritional products.

FORWARD OUTLOOK
The company expects continued strong topline performance, including contributions from recent strategic acquisitions. For fourth quarter 2015, management expects net sales growth to be 15 percent to 16 percent on a constant currency basis, translating into 13 percent to 14 percent growth on a U.S. dollar reported basis reflecting further weakening of the euro. For the full year 2015, management expects approximately 16 percent growth on a constant currency basis and approximately 13 percent growth on a reported basis. Management continues to expect organic constant currency growth of 10 percent for full year 2015.

WhiteWave expects the highest level of quarterly operating income growth in 2015 to occur in the fourth quarter, as a result of continued cost leverage, higher productivity levels, improved commodity and other cost overlaps, as well as increased levels of contributions from completed acquisitions. Management forecasts adjusted operating income percentage growth for fourth quarter 2015 to be in the low- to mid-thirties on a constant currency basis, translating into percentage growth in the high-twenties to low-thirties on a reported basis, based on current foreign exchange rates. For full year 2015, management now expects adjusted operating income percentage growth in the mid- to high-twenties on a constant currency basis, converting into low- to mid-twenties percentage growth on a reported basis, based on current foreign exchange rates.

Interest expense is estimated to be approximately $58 million to $59 million in full year 2015, and approximately $19 million to $20 million in fourth quarter 2015, due to the financing of completed acquisitions. Management forecasts its fourth quarter 2015 tax rate to be around 34 percent, due to an increased mix of international earnings lowering its overall effective tax rate, and result in a rate of approximately 34 percent for full year 2015.

Management expects continued operating investments in its China joint venture to support the ongoing development of its plant-based beverages business in that region. The annual amount of such operating investments is expected to be approximately $0.07 dilutive to the company’s full year 2015 adjusted diluted earnings per share, with a dilutive impact of approximately $0.02 in fourth quarter 2015. The timing and amount of investments in 2015 may vary.

Based on these expectations and current foreign exchange rates, management is increasing its full year 2015 adjusted diluted earnings per share outlook to $1.22 to $1.23 on a constant currency basis, excluding the expected $0.07 per share operating investment in the China joint venture. On a U.S. dollar reported basis, excluding investments in the China joint venture, management is increasing its expectation for full year 2015 adjusted diluted earnings per share to $1.17 to $1.18.

For fourth quarter 2015, management expects constant currency adjusted diluted earnings per share of $0.35 to $0.36, excluding an approximately $0.02 per share investment in the China joint venture. On a U.S. dollar reported basis, management expects adjusted diluted earnings per share of $0.34 to $0.35 for fourth quarter 2015, based on current foreign exchange rates and excluding China joint venture investments.

2015 Updated Guidance Summary
	Fourth Quarter		Full Year
	Reported	Constant Currency	Reported	Constant Currency
Net Sales Growth	+ 13% - 14%	+ 15% - 16%	+ ≈13%	+ ≈16%

Adjusted Total Operating Income Growth	+ High Twenties to Low Thirties %	+ Low to Mid Thirties %	+ Low to Mid Twenties %	+ Mid to High Twenties %

Adjusted Diluted EPS	$0.32 - $0.33	$0.33 - $0.34	$1.10 - $1.11	$1.15 - $1.16
China Joint Venture Impact	≈$0.02	≈$0.02	≈$0.07	≈$0.07

Adjusted Diluted EPS - Excluding China J.V.	$0.34 - $0.35	$0.35 - $0.36	$1.17 - $1.18	$1.22 - $1.23

Senior Notes Interest Impact	- -	- -	$0.06	$0.06
Interest Neutral Adj. Diluted EPS - Excl. China J.V.	$0.34 - $0.35	$0.35 - $0.36	$1.23 - $1.24	$1.28 - $1.29

Management now expects capital expenditures will be approximately $300 million for full year 2015, a decrease from the company’s previous guidance of approximately $325 million to $350 million, as a result of certain growth initiative projects now phased into 2016 due to limited time remaining in calendar year 2015. Timing of capital projects may continue to vary and affect the amount of investments made in 2015.

CONFERENCE CALL WEBCAST
A live presentation webcast of WhiteWave’s financial results and outlook will be held at 11:00 am Eastern time today, November 9, 2015, and may be heard by visiting the “events and presentation” section of WhiteWave’s investor relations website at www.whitewave.com/investors. The webcast replay will be available for approximately 45 days. A slide presentation and schedule reconciling GAAP to non-GAAP financial information will be available on our website and will accompany the webcast.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company also holds a 49% ownership interest in a joint venture that manufactures markets, distributes, and sells branded plant-based beverages in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega™ plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® and Wallaby® premium dairy products, and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®, and its plant-based beverages in China are sold under the Silk® ZhiPuMoFang® brand. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and in the “2015 updated guidance summary” table, and statements relating to, among other things, projections of net sales, operating income, and earnings per share, on a GAAP, adjusted and constant currency basis during fourth quarter and full year 2015, our future tax rate, the financial impact of recent amendments to our senior credit facilities, our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of Vega and other business acquisitions, the expected financial impact of our investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products and the company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the company’s control and which are described in the company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the fourth quarter and full year 2015 may be impacted by our ability or inability to effectively integrate and operate acquired businesses, including Vega and Wallaby, and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”) and other non-cash related to stock-based compensation expense, non-recurring transaction and integration costs related to acquisitions and other investments, non-recurring transition costs related to our separation from Dean Foods Company, asset disposal and exit costs, and subsequent adjustments, in connection with the 2013 sale of a dairy farm, non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges, and costs incurred to manage, and losses incurred on our investment in the China joint venture. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the company’s website.

Basis of Presentation
Certain financial measures in this release are presented on a non-GAAP basis that includes an organic basis, a constant currency basis and on an adjusted basis.

Organic Results
Results presented on an organic basis exclude the operations of the Wallaby business acquired on August 31, 2015, Vega business acquired on August 1, 2015 and So Delicious business that was acquired on October 31, 2014.

Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.

Adjusted Results
Segment financial results for the three months and nine months ended September 30, 2014 and 2015 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, acquisition related non-recurring transaction and integration costs and elimination of a gain related to an asset disposal. Segment financial results for the three months and nine months ended September 30, 2015 in the Americas Fresh Foods segment are adjusted to exclude the acquisition related non-recurring purchase accounting adjustments and transaction and integration costs. Segment financial results for the three months and nine months ended September 30, 2015 in the Europe Foods & Beverages segment are adjusted to exclude non-recurring acquisition transaction costs. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended September 30,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$1,003,888	$857,467
Cost of goods sold	652,757	564,711
Gross profit	351,131	292,756
Operating expenses:
Selling, distribution, and marketing	187,784	157,756
General and administrative	70,235	61,653
Total operating expenses	258,019	219,409
Operating income	93,112	73,347
Other expense:
Interest expense	15,979	9,713
Other (income) expense, net	2,549	(1,670)
Total other expense	18,528	8,043
Income before income taxes	74,584	65,304
Income tax expense	21,831	22,999
Income before loss in equity method investments	52,753	42,305
Loss in equity method investments	2,731	1,448
Net income	$50,022	$40,857

Weighted-average common shares:
Basic	175,846,533	174,136,880
Diluted	180,444,521	178,291,434

Net income per share:
Basic	$0.28	$0.23
Diluted	$0.28	$0.23

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$2,838,661	$2,525,617
Cost of goods sold	1,852,797	1,674,387
Gross profit	985,864	851,230
Operating expenses:
Selling, distribution, and marketing	529,856	462,057
General and administrative	215,824	195,569
Asset disposal and exit costs	—	(704)
Total operating expenses	745,680	656,922
Operating income	240,184	194,308
Other expense:
Interest expense	38,580	22,947
Other expense, net	7,337	2,687
Total other expense	45,917	25,634
Income before income taxes	194,267	168,674
Income tax expense	64,227	59,059
Income before loss in equity method investments	130,040	109,615
Loss in equity method investments	9,227	1,991
Net income	$120,813	$107,624

Weighted-average common shares:
Basic	175,290,113	173,911,304
Diluted	180,006,702	177,620,641

Net income per share:
Basic	$0.69	$0.62
Diluted	$0.67	$0.61

The WhiteWave Foods Company
Condensed Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	September 30, 2015	December 31, 2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$29,021	$50,240
Trade receivables, net of allowance of $3,052 and $2,343	247,819	192,692
Inventories	282,037	215,669
Deferred income taxes	40,795	30,263
Income tax receivable	13,814	14,455
Prepaid expenses and other current assets	29,524	35,868
Total current assets	643,010	539,187
Investment in equity method investments	33,601	43,160
Property, plant, and equipment, net	1,092,360	993,207
Identifiable intangible and other assets, net	1,083,061	729,011
Goodwill	1,423,447	1,068,276
Total Assets	$4,275,479	$3,372,841

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$491,646	$469,764
Current portion of debt and capital lease obligations	23,698	21,158
Income tax payable	2,957	496
Total current liabilities	518,301	491,418
Long-term debt and capital lease obligations	2,184,237	1,495,822
Deferred income taxes	340,802	267,010
Other long-term liabilities	42,707	42,104
Total Liabilities	3,086,047	2,296,354

Common stock	1,760	1,744
Additional paid-in capital	912,509	878,549
Retained earnings	378,125	257,312
Accumulated other comprehensive loss	(102,962)	(61,118)
Total shareholders' equity	1,189,432	1,076,487
Total Liabilities and Shareholders' Equity	$4,275,479	$3,372,841

The WhiteWave Foods Company
Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2015	2014
	(In thousands)
Operating Activities
Net income	$120,813	$107,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,675	82,152
Share-based compensation expense	27,537	21,045
Amortization of debt issuance costs	3,067	2,173
Loss in equity method investments	9,227	1,991
Deferred income taxes	(11,752)	(6,360)
Other adjustments	(1,360)	5,705
Net change in operating assets and liabilities, net of acquisition	(65,162)	(46,214)
Net cash provided by operating activities	169,045	168,116

Investing Activities
Investment in equity method investments	(701)	(47,285)
Payments for acquisitions, net of cash acquired of $8,521 and $5,638	(707,605)	(603,134)
Payments for property, plant, and equipment	(196,550)	(209,337)
Proceeds from acquisition adjustments	346	—
Proceeds from sale of fixed assets	8,931	400
Net cash used in investing activities	(895,925)	(859,356)

Financing Activities
Proceeds from the issuance of debt	—	1,025,000
Other debt related activity	690,974	(188,416)
Other financing activities	5,961	(16,101)
Net cash provided by financing activities	696,935	820,483
Effect of exchange rate changes on cash and cash equivalents	8,726	(4,170)
Decrease in cash and cash equivalents	(21,219)	125,073
Cash and cash equivalents, beginning of period	50,240	101,105
Cash and cash equivalents, end of period	$29,021	$226,178

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2015					Three months ended September 30, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$1,003,888	$750	(a)	$1,004,638		$857,467	$—		$857,467
Cost of goods sold	652,757	(2,383)	(a)(b)	650,374		564,711	(718)	(b)	563,993
Gross profit	351,131	3,133		354,264		292,756	718		293,474
Operating expenses:
Selling, distribution, and marketing	187,784	(2,882)	(b)	184,902		157,756	(1,795)	(b)	155,961
General and administrative	70,235	(3,241)	(a)	66,994		61,653	(5,885)	(a)	55,768
Total operating expenses	258,019	(6,123)		251,896		219,409	(7,680)		211,729
Operating income	93,112	9,256		102,368		73,347	8,398		81,745
Other expense:
Interest expense	15,979	—		15,979		9,713	(831)	(h)	8,882
Other (income) expense, net	2,549	(2,550)	(c)	(1)		(1,670)	1,670	(c)	—
Total other expense	18,528	(2,550)		15,978		8,043	839		8,882
Income before income taxes	74,584	11,806		86,390		65,304	7,559		72,863
Income tax expense	21,831	5,122	(d)	26,953		22,999	1,777	(d)	24,776
Income before loss in equity method investments	52,753	6,684		59,437		42,305	5,782		48,087
Loss in equity method investments	2,731	—		2,731		1,448	—		1,448
Net income	$50,022	$6,684		$56,706		$40,857	$5,782		$46,639

Earnings per Share:
Basic				$0.32					$0.27
Diluted				$0.31					$0.26
Weighted Average Common Shares:
Basic				175,846,533					174,136,880
Diluted				180,444,521					178,291,434

Adjusted net income excluding China joint venture activities:
Adjusted net income				$56,706					$46,639
Corporate related joint venture expenses, net of tax				738	(e)				780	(e)
Loss in China joint venture equity method investment				2,495	(f)				1,448	(f)
Adjusted net income excluding China joint venture activities				$59,939					$48,867

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.34					$0.28
Diluted				$0.33					$0.27

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2015				Three months ended September 30, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$722,522	$—		$722,522	$587,818	$—		$587,818
Americas Fresh Foods	146,552	750	(a)	147,302	140,461	—		140,461
Europe Foods & Beverages	134,814	—		134,814	129,188	—		129,188
Total	$1,003,888	$750		$1,004,638	$857,467	$—		$857,467

Operating income
Americas Foods & Beverages	82,616	6,146	(a)(b)	88,762	65,432	2,513	(b)	67,945
Americas Fresh Foods	12,046	1,851	(a)	13,897	15,873	—		15,873
Europe Foods & Beverages	18,959	80	(a)	19,039	13,730	—		13,730
Total consolidated segment operating income	113,621	8,077		121,698	95,035	2,513		97,548
Corporate and other	(20,509)	1,179	(a)	(19,330)	(21,688)	5,885	(a)	(15,803)
Total operating income	$93,112	$9,256		$102,368	$73,347	$8,398		$81,745

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended September 30,
	2015		2014
	(In thousands)
Net income	$50,022		$40,857
Interest expense, net	15,979		9,713
Income tax expense	21,831		22,999
Depreciation and amortization	31,338		27,284
EBITDA	$119,170		$100,853
Transaction, integration & transition costs	2,423	(a)	3,260	(a)
Mark to market adjustments on hedging transactions	6,570	(b)(c)	843	(b)(c)
IPO grants & non-cash stock-based compensation	6,813	(a)(i)	6,066	(a)(i)
Adjusted EBITDA	$134,976		$111,022

Corporate related joint venture expenses	$1,073	(e)	$1,182	(e)
Loss in China joint venture equity method investment	2,495	(f)	1,448	(f)
Adjusted EBITDA excluding China joint venture activities	$138,544		$113,652

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2015					Nine months ended September 30, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$2,838,661	$750	(a)	$2,839,411		$2,525,617	$—		$2,525,617
Cost of goods sold	1,852,797	(939)	(a)(b)	1,851,858		1,674,387	(718)	(b)	1,673,669
Gross profit	985,864	1,689		987,553		851,230	718		851,948
Operating expenses:
Selling, distribution, and marketing	529,856	726	(b)	530,582		462,057	(1,795)	(b)	460,262
General and administrative	215,824	(20,748)	(a)	195,076		195,569	(20,335)	(a)	175,234
Asset disposal and exit costs	—	—		—		(704)	704	(g)	—
Total operating expenses	745,680	(20,022)		725,658		656,922	(21,426)		635,496
Operating income	240,184	21,711		261,895		194,308	22,144		216,452
Other expense:
Interest expense	38,580	—		38,580		22,947	(831)	(h)	22,116
Other expense, net	7,337	(7,342)	(c)	(5)		2,687	(2,687)	(c)	—
Total other expense	45,917	(7,342)		38,575		25,634	(3,518)		22,116
Income before income taxes	194,267	29,053		223,320		168,674	25,662		194,336
Income tax expense	64,227	10,585	(d)	74,812		59,059	8,171	(d)	67,230
Income before loss in equity method investments	130,040	18,468		148,508		109,615	17,491		127,106
Loss in equity method investments	9,227	—		9,227		1,991	—		1,991
Net income	$120,813	$18,468		$139,281		$107,624	$17,491		$125,115

Earnings per Share:
Basic				$0.79					$0.72
Diluted				$0.77					$0.70
Weighted Average Common Shares:
Basic				175,290,113					173,911,304
Diluted				180,006,702					177,620,641

Adjusted net income excluding China joint venture activities:
Adjusted net income				$139,281					$125,115
Corporate related joint venture expenses, net of tax				1,778	(e)				2,722	(g)
Loss in China joint venture equity method investment				8,652	(f)				1,991	(h)
Adjusted net income excluding China joint venture activities				$149,711					$129,828

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.85					$0.75
Diluted				$0.83					$0.73

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2015				Nine months ended September 30, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$2,003,032	$—		$2,003,032	$1,702,791	$—		$1,702,791
Americas Fresh Foods	437,431	750	(a)	438,181	439,611	—		439,611
Europe Foods & Beverages	398,198	—		398,198	383,215	—		383,215
Total	$2,838,661	$750		$2,839,411	$2,525,617	$—		$2,525,617

Operating income
Americas Foods & Beverages	230,898	4,432	(a)(b)	235,330	191,470	1,810	(b)(g)	193,280
Americas Fresh Foods	34,614	3,356	(a)	37,970	38,461	—		38,461
Europe Foods & Beverages	50,066	80	(a)	50,146	38,140	—		38,140
Total consolidated segment operating income	315,578	7,868		323,446	268,071	1,810		269,881
Corporate and other	(75,394)	13,843	(a)	(61,551)	(73,763)	20,335	(a)	(53,428)
Total operating income	$240,184	$21,711		$261,895	$194,308	$22,145		$216,453

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Nine months ended September 30,
	2015		2014
	(In thousands)
Net income	$120,813		$107,624
Interest expense, net	38,580		22,947
Income tax expense	64,227		59,059
Depreciation and amortization	86,675		82,152
EBITDA	$310,295		$271,782
Transaction, integration & transition costs	10,128	(a)	10,850	(a)(g)
Mark to market adjustments on hedging transactions	6,309	(b)(c)	5,199	(b)(c)
IPO grants & non-cash stock-based compensation	32,468	(a)(i)	24,935	(a)(i)
Adjusted EBITDA	$359,200		$312,766

Corporate related joint venture expenses	$2,674	(e)	$4,161	(e)
Loss in China joint venture equity method investment	8,652	(f)	1,991	(f)
Adjusted EBITDA excluding China joint venture activities	$370,526		$318,918

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$2.1 million for the three months ended September 30, 2015.

•	$2.6 million for the three months ended September 30, 2014.

•	$11.9 million for the nine months ended September 30, 2015.

•	$8.8 million for the nine months ended September 30, 2014.

ii.	Elimination of non-recurring purchase accounting adjustments, transaction and integration costs related to acquisitions and other investments.

•
$3.2 million ($2.1 million for Americas Foods & Beverages, $1.9 million for Americas Fresh Foods, $0.1 million for Europe Foods & Beverages, ($0.9) million for Corporate) for the three months ended September 30, 2015.

•	$2.9 million (for Corporate) for the three months ended September 30, 2014.

•
$10.9 million ($5.5 million for Americas Foods & Beverages, $3.4 million for Americas Fresh Foods, $0.1 million for Europe Foods & Beverages, $2.0 million for Corporate) for the nine months ended September 30, 2015.

•	$10.3 million (for Corporate) for the nine months ended September 30, 2014.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$0.3 million for the three months ended September 30, 2014.

•	$1.2 million for the nine months ended September 30, 2014.

(b)	The adjustment reflects elimination of the (income)/expense related to the mark-to-market adjustment on commodity hedges.

•	$4.0 million for the three months ended September 30, 2015.

•	$2.5 million for the three months ended September 30, 2014.

•	($1.0) million for the nine months ended September 30, 2015.

•	$2.5 million for the nine months ended September 30, 2014.

(c)	The adjustment reflects elimination of the expense/(income) related to the mark-to-market adjustment on interest rate hedges.

•	$2.6 million for the three months ended September 30, 2015.

•	($1.7) million for the three months ended September 30, 2014.

•	$7.3 million for the nine months ended September 30, 2015.

•	$2.7 million for the nine months ended September 30, 2014.

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(e)	The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$1.1 million ($0.7 million, net of tax) for the three months ended September 30, 2015.

•	$1.2 million ($0.8 million, net of tax) for the three months ended September 30, 2014.

•	$2.7 million ($1.8 million, net of tax) for the nine months ended September 30, 2015.

•	$4.2 million ($2.7 million, net of tax) for the nine months ended September 30, 2014.

(f)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$2.5 million for the three months ended September 30, 2015.

•	$1.4 million for the three months ended September 30, 2014.

•	$8.7 million for the nine months ended September 30, 2015.

•	$2.0 million for the nine months ended September 30, 2014.

(g)	The adjustment reflects elimination of a gain recognized from the reversal of restructuring costs incurred in connection with the sale of a dairy farm.

•	$nil million for the three months ended September 30, 2014.

•	$0.7 million for the nine months ended September 30, 2014.

(h)	The adjustment reflects elimination of expense related to debt issuance costs written off as a result of the debt modification.

•	$0.8 million for the three months ended September 30, 2014.

•	$0.8 million for the nine months ended September 30, 2014.

(i)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$4.9 million for the three months ended September 30, 2015.

•	$3.4 million for the three months ended September 30, 2014.

•	$20.9 million for the nine months ended September 30, 2015.

•	$16.2 million for the nine months ended September 30, 2014.